EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-133110 on Form 424B3 and Nos. 333-133108, 333-143782, 333-159399, and 333-159400 on Form S-8 of American CareSource Holdings, Inc. and Subsidiaries of our report dated March 30, 2016, relating to our audit of the consolidated financial statements which appear in this Annual Report on Form 10-K of American CareSource Holdings, Inc. and Subsidiaries for the year ended December 31, 2015.

/s/ RSM US LLP

Des Moines, Iowa
March 30, 2016